UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 18, 2011 (February 17, 2011)

KALLO INC.
formerly, Diamond Technologies Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

On February 17, 2011, we amended the agreement we entered into with Jarr Capital Corp. (as reported in our Form 8-K filed with the SEC on November 17, 2010) to increase the offering up to US$5,000,000 at a price of $0.15 per unit.  Each unit will be comprised of one (1) share of common stock and one-half (1/2) warrant.  Each whole warrant will allow the warrant holder to purchase one additional share of common stock at an exercise price of $1.00 per warrant.

ITEM  1.02             TERMINATION OF A MATERIALLY DEFINITIVE AGREEMENT

On November 10, 2010, we, John Cecil, Vince Leitao, and Samuel Baker, mutually terminated Messrs. Cecil’s, Leitao’s and Baker’s employment agreements with us.  Messrs. Cecil, Leitao and Baker waved payment of all accrued salaries and termination or severance pay.

ITEM 9.01              EXHIBITS

Exhibit	Document Description

10.1	Amended Agreement with Jarr Capital Corp.
10.2	Termination Agreement of John Cecil.
10.3	Termination Agreement of Vince Leitao.
10.4	Termination Agreement of Samuel Baker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of February 2011.

KALLO INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer